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                                                                   Exhibit 10.39

                         FIFTH AMENDMENT TO OFFICE LEASE

     THIS FIFTH AMENDMENT TO OFFICE LEASE (this "AMENDMENT") is entered into between CRESCENT HC INVESTORS, L.P., a Delaware limited partnership ("LANDLORD"), and CASTLE BRANDS (USA) CORP. (formerly known as Great Spirits Corp., successor-by-merger to Great Spirits Company L.L.C.), a Delaware corporation ("TENANT"), with reference to the following:

     A. Crescent Real Estate Equities Limited Partnership (predecessor-in-interest to Landlord) and Great Spirits Company L.L.C. (predecessor-in-interest to Tenant) entered into that certain Office Lease dated effective as of February 24, 2000; that certain First Amendment to Office Lease dated March 14, 2001; that certain Second Amendment to Office Lease dated January 30, 2002; that certain Third Amendment to Office Lease dated March 28, 2003; and that certain Fourth Amendment to Office Lease dated March 23, 2004 (as amended, the "LEASE") covering approximately 1,016 square feet of Rentable Square Footage on floor 11 (the "PREMISES") of 4 Houston Center, Houston, Texas (the "BUILDING").

     B. Landlord and Tenant now desire to further amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. FIFTH EXTENSION PERIOD. The Term is extended for a period of one (1) year (the "FIFTH EXTENSION PERIOD") commencing on April 1, 2005, and expiring on March 31, 2006.

2. BASE RENT. Commencing on April 1, 2005, and continuing through the Fifth Extension Period, Tenant shall, at the time and place and in the manner provided in the Lease, pay to Landlord as Base Rent for the Premises the amounts set forth in the following rent schedule, plus any applicable tax thereon:

                                    PREMISES

                                 ANNUAL BASE RATE    MONTHLY
     FROM           THROUGH       PER SQUARE FOOT   BASE RENT
     ----           -------      ----------------   ---------
April 1, 2005   March 31, 2006        $11.50         $973.67

3. OPERATING EXPENSES. Commencing on April I, 2005, Tenant shall continue to pay Tenant's Pro Rata Share of Operating Expenses payable under Article 4 of the Lease.

4. CONDITION OF PREMISES. Tenant accepts the Premises in its "as-is" condition.

5. ERISA REPRESENTATION. The Lease is amended to provide that a new Section 31.0 is added as follows:
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          O. ERISA REPRESENTATION. Tenant represents that (a) neither Tenant nor any entity controlling or controlled by Tenant owns a five percent
          (5%) or more interest (within the meaning of Prohibited Transaction Class Exemption 84-14) in JPMorgan Chase Bank, N.A. ("JPMORGAN") or any of JPMorgan's affiliates, and (b) neither JPMorgan, nor any of its affiliates, owns a five percent (5%) or more interest in Tenant or any entity controlling or controlled by Tenant.

6. CONSENT. This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord's mortgagee(s). If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.

7. NO BROKER. Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment. Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.

8. TIME OF THE ESSENCE. Time is of the essence with respect to Tenant's execution and delivery to Landlord of this Amendment. If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Premises is located) on March 31, 2005, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this Amendment shall constitute Landlord's agreement to waive Tenant's failure to meet such deadline.

9. MISCELLANEOUS. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties' entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

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         LANDLORD AND TENANT enter into this Amendment on June 21, 2005.

                                       LANDLORD:
                                       CRESCENT HC INVESTORS, L.P.,
                                       a Delaware limited partnership

                                       By: Crescent HCI GP, LLC,
                                           A Delaware limited liability company,
                                           its General Partner


                                       By: /s/ Robert H. Boykin, Jr.
                                           -------------------------------------
                                           Robert H. Boykin, Jr.
                                           Senior Vice President
                                           Leasing


                                       TENANT:
                                       CASTEL BRANDS (USA) CORP.
                                       (formerly known as Great Spirits Corp.,
                                       successor-by-merger to Great Spirits
                                       Company L.L.C.), a Delaware corporation


                                       By: /s/ Matthew F. MacFarlane
                                           -------------------------------------
                                       Name: Matthew F. MacFarlane
                                       Title: Chief Financial Officer